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Exhibit 3.2
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         TRAVELCENTERS OF AMERICA, INC.

         TRAVELCENTERS OF AMERICA, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows:

         FIRST: Section 4.3.1(c) of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                  "4.3.1(c) SUBORDINATE STOCK. Subject to the prior rights of the holders of Senior Preferred Stock upon any liquidation, distribution or winding-up of the Corporation and subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set forth in Section 4.3.7 hereof, so long as any Series I Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Series II Preferred Stock, Common Stock, other than dividends or distributions on the Series I Preferred Stock, Series II Preferred Stock, Common Stock in equal amounts as provided in Section 4.3.1(b) above or (B) any shares of Subordinate Stock (as defined below), other than dividends or distributions payable in shares of Subordinate Stock. "Subordinate Stock" means any class of shares which shall rank junior in right of payment to the Senior Preferred Stock and Junior Preferred Stock in respect of either dividends or distributions upon the liquidation, dissolution or winding-up of the Corporation, other than the Common Stock."

         SECOND: Section 4.3.2(c) of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                  "4.3.2(c) SUBORDINATE STOCK. Subject to the prior rights of the holders of Senior Preferred Stock upon any liquidation, dissolution or winding-up of the Corporation and subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as set forth in Section 4.3.7 hereof, so long as any Series II Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Series I Preferred Stock or Common Stock, other than dividends or distributions on the Series I Preferred Stock, Series II Preferred Stock and Common Stock in equal amounts as provided in
         Section 4.3.2(b) above or (B) any shares of Subordinate Stock, other than dividends or distributions payable in shares of Subordinate Stock."

         THIRD: Section 4.3.3(c) of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

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                  "4.3.3(c) SUBORDINATE STOCK. Subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as provided in Section 4.3.7 hereof, so long as any Series I Senior Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Junior Preferred Stock or Common Stock, other than dividends or distributions on the Junior Preferred Stock and Common Stock in equal amounts as provided in Section 4.3.3(b)(i) above or (B) any shares of Subordinate Stock, other than dividends or distributions payable in shares of Subordinate Stock."

         FOURTH: Section 4.3.4(c) of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                  "4.3.4(c) SUBORDINATE STOCK. Subject to the restrictions on the payment of dividends or making of distributions on the capital stock of the Corporation as provided in Section 4.3.7 hereof, so long as any Series II Senior Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon, nor shall any distribution be made upon, (A) any shares of Junior Preferred Stock or Common Stock, other than dividends or distributions on the Junior Preferred Stock and Common Stock in equal amounts as provided in Section 4.3.4(b)(i) above or (B) any shares of Subordinate Stock, other than dividends or distributions payable in shares of Subordinate Stock."

         FIFTH: That the Board of Directors of the Corporation, by written consent dated as of February 26, 1999, adopted a resolution proposing and declaring advisable the foregoing amendments to the Restated Certificate of Incorporation of the Corporation.

         SIXTH: This Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors of the Corporation.

         SEVENTH: By an Action of Shareholders by Written Consent dated as of March 31, 1999, executed in accordance with Section 228(a) of the Delaware General Corporation Law, the necessary number of shares as required by statute did consent in writing to the adoption of the foregoing amendments, and written notice of the taking of such corporate action has been given to stockholders of the Corporation who have not consented in writing.

         EIGHTH: That the foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 3rd day of May, 1999.

                                            TRAVELCENTERS OF AMERICA, INC.


                                            By:   /s/ Edwin P. Kuhn
                                              --------------------------------
                                                  Edwin P. Kuhn, President and
                                                  Chief Executive Officer

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